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                                                                    Exhibit 21.1




                           CYTATION.COM INCORPORATED

                              LIST OF SUBSIDIARIES



      NAME                                   STATE OF INCORPORATION
      ----                                   ----------------------

Cytation Corporation                          Delaware

CollegeLink.com Incorporated                  Delaware